Exhibit 24.1
THE GOODYEAR TIRE & RUBBER COMPANY
POWER OF ATTORNEY
RELATED TO
REGISTRATION AND EXCHANGE OF
SENIOR FLOATING RATE NOTES DUE 2009 AND
8.625% SENIOR NOTES DUE 2011
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of The Goodyear Tire & Rubber Company, an Ohio corporation (the “Company”), hereby constitutes and appoints RICHARD J. KRAMER, C. THOMAS HARVIE, THOMAS A. CONNELL and DARREN R. WELLS, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the others, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-4 or other appropriate form and any and all amendments to any such Registration Statements (including post-effective amendments), to be filed with the Securities and Exchange Commission, in connection with the registration under the provisions of the Securities Act of 1933, as amended, of (a) up to $500,000,000 aggregate principal amount of Senior Floating Rate Notes due 2009 in exchange for a like principal amount of the Company’s outstanding unregistered Senior Floating Rate Notes due 2009, and (b) up to $500,000,000 aggregate principal amount of 8.625% Senior Notes due 2011 in exchange for a like principal amount of the Company’s outstanding unregistered 8.625% Senior Notes due 2011, with power in each case where appropriate to affix thereto the corporate seal of the Company and to attest said seal, and to file such Registration Statements, including in each case a form of prospectus, and any and all amendments and post-effective amendments to such Registration Statements, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attomeys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her name as of the 27th day of February 2007.

Signature	Title

/s/ Robert J. Keegan Robert J. Keegan	President and Chief Executive Officer

/s/ Richard J. Kramer Richard J. Kramer	Executive Vice President and Chief Financial Officer

/s/ Thomas A. Connell Thomas A. Connell	Vice President and Controller

/s/ James C. Boland James C. Boland	Director

/s/ John G. Breen John G. Breen	Director

/s/ William J. Hudson, Jr. William J. Hudson, Jr.	Director

/s/ Steven A. Minter Steven A. Minter	Director

/s/ Denise M. Morrison Denise M. Morrison	Director

/s/ Rodney O’ Neal Rodney O’ Neal	Director

/s/ Shirley D. Peterson Shirley D. Peterson	Director

/s/ G. Craig Sullivan G. Craig Sullivan	Director

/s/ Michael R. Wessel Michael R. Wessel	Director

/s/ Thomas H. Weidemeyer Thomas H. Weidemeyer	Director